Exhibit 21.1
Subsidiaries of Equity Broadcasting Corporation

Entity	State of Incorporation
Arkansas 49, Inc.	Arkansas
Arkansas Sports Entertainment, Inc.	Arkansas
Borger Broadcasting, Inc.	Nevada
C.A.S.H. Services, Inc.	Arkansas
Central Arkansas Payroll Company	Arkansas
Denver Broadcasting, Inc.	Arkansas
EBC Atlanta, Inc.	Arkansas
EBC Boise, Inc.	Arkansas
EBC Buffalo, Inc.	Arkansas
EBC Detroit, Inc.	Arkansas
EBC Harrison, Inc.	Arkansas
EBC Jacksonville, Inc.	Arkansas
EBC Kansas City, Inc.	Arkansas
EBC Los Angeles, Inc.	Arkansas
EBC Minneapolis, Inc.	Arkansas
EBC Nashville, Inc.	Arkansas
EBC of Panama City, Inc.	Arkansas
EBC Pocatello, Inc.	Nevada
EBC Provo, Inc.	Arkansas
EBC Scottsbluff, Inc.	Arkansas
EBC Seattle, Inc.	Arkansas
EBC Southwest Florida, Inc.	Arkansas
EBC St. Louis, Inc.	Arkansas
EBC Syracuse, Inc.	Arkansas
EBC Waco, Inc.	Arkansas
EBC Waterloo, Inc.	Arkansas
EBC Wichita Falls, Inc.	Arkansas
Equity Insurance, Inc.	Arkansas
Equity News Services, Inc.	Arkansas
Ft. Smith 46, Inc.	Nevada
H & H Properties, Ltd	Arkansas
LaGrande Broadcasting, Inc.	Arkansas
Logan 12, Inc.	Arkansas
Marquette Broadcasting, Inc.	Nevada
Montana Broadcasting Group, Inc.	Arkansas
Montgomery 22, Inc.	Arkansas
Nevada Channel 3, Inc.	Arkansas
Nevada Channel 6, Inc.	Arkansas
Newmont Broadcasting, Inc.	Arkansas
Price Broadcasting, Inc.	Nevada
Pullman Broadcasting, Inc.	Arkansas
Rep Plus, Inc.	Arkansas
Retro Programming Services, Inc.	Arkansas
River City Broadcasting, Inc.	Arkansas
Roseburg Broadcasting, Inc.	Nevada
Shawnee Broadcasting, Inc.	Arkansas
TV 34, Inc.	Arkansas
Vernal Broadcasting, Inc.	Nevada
Woodward Broadcasting, Inc.	Nevada
Wyoming Channel 2, Inc.	Nevada